Exhibit 10-3

                                 AMENDMENT TO
                      STUART KOMER'S EMPLOYMENT CONTRACT


     The Employment Contract (the "Agreement"), dated as of August 31, 1993, by and between Artistic Greetings Incorporated (the "Corporation"), a Delaware corporation and Stuart Komer, 850 Euclid Avenue, Elmira, New York is hereby amended (the "Amendment") as follows:

     The Agreement shall be amended by (1) inserting the letter "(A)" following the word "shall" in the fourth line of Section 5(a)(i) of the Agreement and (2) inserting the phrase "and (B) in the event that the Termination Notice is delivered as a result of an Acquisition of Control, cause any outstanding stock options held by the Executive to automatically vest as of the date of the Termination Notice" at the end of the penultimate sentence of Section 5(a) of the Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the 27{th} day of February 1997.


                               ARTISTIC GREETINGS INCORPORATED



                               By: /S/ THOMAS C. WYCKOFF
                                   Name: Thomas C. Wyckoff
                                   Title: Senior Vice President Administration
                                        and Assistant Secretary



                               By: /S/ STUART KOMER
                                   Name: Stuart Komer